Exhibit 99.5

                                             IVAX, BNP and D&N Release

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT IVAX CORPORATION, a Florida corporation with its principal place of business at 4400 Biscayne Boulevard, Miami, Florida 33137 ("IVAX"), BAKER NORTON PHARMACEUTICALS, INC., a Florida corporation with its principal place of business at 4400 Biscayne Boulevard, Miami, Florida 33137 ("BNP") and D&N HOLDING COMPANY, a Delaware corporation with its principal place of business at 4400 Biscayne Boulevard, Miami, Florida 33137 ("D&N"), on behalf of themselves and each of their respective officers, directors, divisions, subsidiaries, employees, agents and attorneys (and the predecessors, heirs, executors, administrators and successors of each of the foregoing) (herein separately and collectively, the "Releasors"), in consideration of good and valuable consideration received from NAPRO BIOTHERAPEUTICS, INC. ("NaPro"), the receipt and sufficiency of which are hereby acknowledged, hereby releases and forever discharges NaPro and its officers and directors and affiliates, divisions, subsidiaries, employees, agents (including without limitation Lehman Brothers) and attorneys (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) (herein separately and collectively, the "Releasees") from any and all claims, demands, actions, causes of action, and suits, in law or in equity, whether now known or unknown (collectively, the "Actions") which the Releasors ever had or now have, or hereafter can, shall or may have, for, upon or by reason of any manner, cause or thing whatsoever, arising from the beginning of the world through the day of the date of this Release, relating to or arising from (1) the parties' relationship and collaboration regarding paclitaxel, (2) an agreement between NaPro and BNP, dated June 7, 1993, as amended April 12, 1994 and January 25, 1996, relating to the manufacture, marketing and distribution of paclitaxel, and (3) the following agreements between NaPro and D&N: a Subscription Agreement dated as of June 7, 1993, a Stockholders Agreement dated as of June 7, 1993, a Registration Agreement dated as of June 7, 1993, a Subscription Agreement dated as of April 12, 1994, and a Registration Rights Agreement dated as of April 12, 1994.

         Releasors represent and warrant that they have duly considered, approved and authorized the Agreement, dated March 19, 1998 (the "Agreement") and this Release, that they have consulted with counsel and taken all necessary actions for the Agreement and this Release to be valid and binding, and that the execution of the Agreement and this Release by the undersigned signatories on behalf of IVAX, BNP and D&N duly binds and commits IVAX, BNP and D&N and each of their respective officers, directors, affiliates, divisions, subsidiaries, employees, agents and attorneys (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing).

         Releasors represent and warrant that Releasors have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, action, cause of action, or suit, in law or in equity, or any part thereof, relating to any matter covered by this Release and agree to indemnify Releasees against any and all such claims, demands, actions, causes of action, or suits by third parties resulting from such sale, assignment, transfer, conveyance or other disposition.

         This Release is and may be pleaded as a full and complete defense to, and is and may be used as the basis for an injunction against prosecution of, any claim or action which seeks recovery or relief contrary to the terms of this Release. Should any Releasors or Releasees retain

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counsel for the purpose of restraining,  enjoining,  or otherwise preventing the breach of, or enforcing, this Release, including without limitation the commencement or institution of any action or proceeding to enforce any provision of this Release or to obtain (a) damages by reason of any alleged breach of any provision hereof, (b) a declaration of the rights or obligations of any Releasors or any Releasees or (c) any other judicial remedy in connection therewith, the prevailing party shall be entitled, in addition to such other relief as may be granted in such action or proceeding, whether at trial or on appeal, to be reimbursed by the other party for all costs and expenses incurred as a result thereof including without limitation reasonable attorneys' fees and costs for services rendered to such prevailing party.

         This Release shall not be altered or modified in any way except by the written consent of the authorized representatives of Releasors and Releasees.

         This Release shall be governed by the laws of the State of New York.

         This Release in no way affects the respective rights and obligations of the parties under the Agreement.

         IN WITNESS WHEREOF, Releasors have caused this Release to be executed by their duly authorized officers and agents as of March 20, 1998.

                                  IVAX Corporation



                                  By: /s/  David R. Bethune
                                           David R.  Bethune
                                           President and Chief Operating Officer


STATE OF FLORIDA                    )
COUNTY OF DADE                      )  ss.:

                  On this 20th day of March 1998, before me personally appeared David R. Bethune, to me known, who, being duly sworn, did depose and say that he is the President and Chief Operating Officer of IVAX Corporation and who executed the foregoing certification in my presence.


                                                            /s/ Carole Amster
                                                                Notary Public

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                                              Baker Norton Pharmaceuticals, Inc.



                                              By:   /s/  David R.  Bethune
                                                         David R.  Bethune
                                                         President


STATE OF FLORIDA                    )
COUNTY OF DADE                      )  ss.:

                  On this 20th day of March 1998, before me personally appeared David R. Bethune, to me known, who, being duly sworn, did depose and say that he is the President of Baker Norton Pharmaceuticals, Inc. and who executed the foregoing certification in my presence.


                                                            /s/ Carole Amster
                                                                 Notary Public




                                                   D&N Holding Company



                                                   By: /s/Armando A.  Tabernilla
                                                          Armando A.  Tabernilla
                                                          Secretary


STATE OF FLORIDA                    )
COUNTY OF DADE                      )  ss.:

                  On this 20th day of March 1998, before me personally appeared Armando A. Tabernilla, to me known, who, being duly sworn, did depose and say that he is the Secretary of D&N Holding Company and who executed the foregoing certification in my presence.


                                                            /s/ Carole Amster
                                                                Notary Public


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